Exhibit 10.3
LUBY’S, INC.
INCENTIVE STOCK PLAN
RESTRICTED SHARE AWARD AGREEMENT
THIS RESTRICTED SHARE AWARD AGREEMENT, dated as of ___________________ (the “Award Agreement”), is entered into by and between by LUBY’S, INC. (the “Company”) and EMPLOYEE (the “Grantee”), upon the following terms and conditions:
1.Grant. Company hereby grants to Grantee all right, title and interest in ____________________ Restricted Shares as of ____________________ (the “Grant Date”) subject to the restrictions set forth in this Award Agreement and subject to all applicable provisions of the Luby’s 2015 Incentive Stock Plan (the “Plan”), as it may be amended from time to time, which provisions are incorporated by reference and made a part hereof to the same extent as if set forth in their entirety herein, and to such other terms necessary or appropriate to the grant hereof having been made. Grantee acknowledges receipt of a copy of the Plan. Each Restricted Share corresponds to one (1) Share, par value $0.32 per Share.
2. Restrictions on Transfer. Except as otherwise provided herein, Restricted Shares granted hereunder shall become unrestricted on the third anniversary of the Grant Date (such third anniversary or such other date as provided herein resulting in vesting, a “Lapse Date”). None of the Restricted Shares may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until the restrictions have lapsed in accordance with this Award Agreement. Except as provided in Section 6, all Restricted Shares to which restrictions have not yet lapsed shall be forfeited to the Company immediately upon Termination of Grantee’s Employment.
3. Rights as Stockholder. Grantee shall have no rights as a shareholder with respect to any Restricted Share until a stock certificate for the Shares is issued in Grantee’s name or such Shares are registered in Grantee’s name in book-entry format. Once any such stock certificate is issued in Grantee’s name, Grantee shall be entitled to all rights associated with ownership of the Restricted Shares, except that the Restricted Shares will remain subject to the restrictions set forth herein and if any additional Shares become issuable on the basis of such Restricted Shares (e.g., a stock dividend), any such additional shares shall be subject to the same restrictions as the Restricted Shares to which they relate. Each stock certificate evidencing any Restricted Shares shall contain such legends and stock transfer instructions or limitations as may be determined or authorized by the Committee in its sole discretion; and the Company may, in its sole discretion, retain custody of any such certificate throughout the period during which any restrictions are in effect and require, as a condition to issuing any such certificate, that the Grantee tender to the Company a stock power duly executed in blank relating thereto. Any dividends payable on the Restricted Shares shall be paid in cash to Grantee on the day on which the corresponding cash dividends are paid to shareholders of record, or as soon as administratively practicable thereafter, but in no event later than the fifteenth (15th) day of the third calendar month following the day on which such cash dividends are paid to shareholders of record.
4. Adjustments. The Restricted Shares shall be subject to the adjustment provisions contained in the Plan in the event of any change in the outstanding Shares by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event.
5. Non-Assignability. No benefit payable under, or interest in, this Award Agreement or in the Shares to be issued to Grantee hereunder shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, Grantee’s or Grantee’s beneficiary’s debts, contracts, liabilities or torts; provided, however, nothing in this Section 5 shall prevent transfers permitted by the Plan (i) by will, (ii) by applicable laws of descent and distribution or (iii) to an alternate payee to the extent that a Qualified Domestic Relations Order so provides, as further described in the Plan.
6. Continuous Employment. If Grantee’s employment with the Company or an Affiliate of the Company is terminated for any reason, except as provided below, Grantee’s Restricted Shares shall automatically be forfeited to the Company on the date of Termination of Grantee’s Employment for no consideration. Notwithstanding anything herein to the contrary, the Lapse Date of the Restricted Shares may be accelerated (by notice in writing) by the Company in its sole discretion at any time. “Termination of Grantee’s Employment” shall mean the last date that Grantee is either an employee of the Company or an Affiliate or engaged as a consultant or director of the Company or an Affiliate, as determined by the Committee.

(a) Death. If Grantee’s employment with the Company or an Affiliate of the Company terminates due to Grantee’s death, then the Lapse Date shall be the date of Grantee’s death and the Restricted Shares shall become immediately vested and unrestricted as of such date.
(b) Disability. If Grantee’s employment with the Company or an Affiliate of the Company terminates due to Grantee’s Disability, and Grantee has been employed by Company for at least 3 years, then the Lapse Date shall be the date of such termination and the Restricted Shares shall become immediately vested and unrestricted as of such date.
7. Change of Control. If, during Grantee’s employment with the Company and its Affiliates, a Change of Control occurs, then the Lapse Date shall be the date of such Change of Control and the Restricted Shares shall become immediately vested and unrestricted as of such date.
8. Removal of Restrictions. Upon vesting of any portion of the Restricted Shares and satisfaction of any other conditions required by the Plan or pursuant to this Award Agreement, the Company shall promptly either issue an unrestricted Share certificate, without such restricted legend, for any Restricted Shares that have vested, or, if the Restricted Shares are held in book entry form, the Company shall remove the notations on the book form for any Restricted Shares that have vested such that the book entry evidences unrestricted Shares.
9. Tax Withholding. All payments or grants made pursuant to this Award Agreement shall be subject to withholding of all applicable taxes for federal, state, local and other tax purposes, including any employment taxes resulting from the lapsing of the restrictions (the “Tax Obligations”). In the event that Company requests Grantee to do so, Grantee hereby agrees that Grantee will promptly satisfy the Tax Obligations resulting from the lapsing of the restrictions by authorizing, and Grantee hereby authorizes, the Company to withhold from the Shares becoming unrestricted as a result of the lapsing of the restrictions in accordance herewith, a number of Shares having a Fair Market Value less than or equal to the Tax Obligations. To the extent that the number of Shares tendered by Grantee pursuant to this Section 9 is insufficient to satisfy the Tax Obligations, Grantee hereby authorizes the Company to deduct from Grantee’s compensation the additional amount necessary to fully satisfy the Tax Obligations. If the Company chooses not to deduct such amount from Grantee’s compensation, Grantee agrees to pay promptly the Company, in cash or by check acceptable to the Company, the additional amount necessary to satisfy fully the Tax Obligations. Grantee agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 9. No certificates representing the unrestricted Shares shall be delivered to Grantee unless and until Grantee has satisfied Grantee’s obligations with respect to the full amount of all applicable tax withholding resulting from the payment of the Restricted Share earned.
10. Section 83(b) Election. Under Section 83 of the Code, the difference between the purchase price paid by the Grantee for the Restricted Shares, if any, and their fair market value on the Lapse Date, will be reportable as ordinary income at that time. Grantee may elect to be taxed on the Grant Date with respect to Restricted Shares rather than when such restrictions lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days after the Grant Date. Failure to make this filing within the 30-day period will result in the recognition of ordinary income by Grantee (in the event the Fair Market Value of the shares increases after the Grant Date) as the forfeiture restrictions lapse. Grantee shall promptly provide the Company with a copy of any election filed by Grantee under Section 83(b) of the Code with respect to the Restricted Shares.
GRANTEE ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF. GRANTEE IS RELYING SOLELY ON HIS OR HER OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.
11. No Guarantee of Tax Consequences. The Company, the Board and Committee make no commitment or guarantee to Grantee that any federal, state local or other tax treatment will (or will not) apply or be available to Grantee or any other person eligible for benefits under this Award Agreement and assume no liability or responsibility whatsoever for the tax consequences to Grantee or to any other person eligible for benefits under this Award Agreement with respect to the Restricted Shares.
12. Award Agreement Subject to Plan. This Award Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Plan.

13. No Retention Rights. Nothing herein contained shall confer on the Grantee any right with respect to continuation of employment, or interfere with the right of the Company or its Affiliates to terminate at any time the service of the Grantee. Any questions as to whether and when there has been a termination of Grantee’s employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.
14. Reorganization of the Company. The existence of this Award Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; any merger or consolidation of the Company; any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof; the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
15. Applicable Law. The validity, construction, interpretation and enforceability of this Award Agreement shall be determined and governed by the laws of the State of Texas without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction, and any litigation arising out of this Award Agreement shall be brought in Harris County, Texas.
16. Headings. The titles and headings of Sections are included for convenience of reference only. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
17. Severability. The provisions of this Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.
18. Waiver. The waiver by the Company of a breach of any provision of this Award Agreement by Grantee shall not operate or be construed as a waiver of any subsequent breach by Grantee.
19. Binding Effect. The provisions of this Award Agreement shall be binding upon the parties hereto, their successors and assigns, including, without limitation, the Company, its successors or assigns, the estate of the Grantee and the executors, administrators or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of the Grantee.
20. Entire Agreement; Amendment. This Award Agreement and any other agreements and instruments contemplated by this Award Agreement contain the entire agreement of the parties, and this Award Agreement may be amended only in writing signed by both parties.
21. Notices. Any notice hereunder by the Grantee shall be given to the Company in writing and such notice and any payment hereunder shall be deemed duly given or made only upon receipt thereof at the Company’s principal office in Houston, Texas, or at such other place as the Company may designate by written notice to the Grantee. Any notice or other communication hereunder to the Grantee shall be in writing and shall be deemed duly given if mailed or delivered to the Grantee at such address as he or she may have on file with the Company.
22. Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed in duplicate and its corporate seal to be hereunto affixed by its proper corporate officers thereunto duly authorized and the Grantee has executed this Award Agreement as of the day and year first above written.
ATTEST: LUBY’S, INC.
ACCEPTED:
Grantee